FOR IMMEDIATE RELEASE

Alpha Announces First Quarter 2023 Financial Results

•Reports first quarter net income of $270.8 million, or $17.01 per diluted share
•Posts Adjusted EBITDA of $354.4 million for the quarter
•Continues executing on robust buyback program by returning approximately $200 million to shareholders year-to-date as of May 4, 2023, with roughly $485 million in board authorization remaining
•Increases quarterly dividend to $0.50 from $0.44 per share

BRISTOL, Tenn., May 8, 2023 - Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today reported financial results for the first quarter ending March 31, 2023.

	(millions, except per share)
	Three months ended
	Mar. 31, 2023	Dec. 31, 2022	Mar. 31, 2022
Net income	$270.8	$220.7	$400.9
Net income per diluted share	$17.01	$13.37	$20.52
Adjusted EBITDA(1)	$354.4	$247.9	$503.7
Operating cash flow	$177.4	$185.0	$336.1
Capital expenditures	($74.2)	($61.0)	($28.1)
Tons of coal sold	3.9	3.9	4.0
__________________________________
1. These are non-GAAP financial measures. A reconciliation of Net Income to Adjusted EBITDA is included in tables accompanying the financial schedules.

"Coming off an exceptional and record-setting year in 2022, we set high expectations for Alpha in 2023, and our first quarter performance is a solid foundation on which we can continue building throughout the rest of the year," said Andy Eidson, Alpha's chief executive officer. "In addition to strong operational performance across the portfolio, we are progressing well on our capital investment projects. We also continue to execute on our share repurchase program, working through the current authorization in place; with approximately $200 million spent on buybacks year to date, we have now cumulatively spent approximately $715 million on repurchases, with another roughly $485 million in remaining authorization available to spend."

The company's annual meeting of stockholders was held on May 3, 2023. Shareholders re-elected all members of Alpha's board of directors who stood for re-election. The complete voting results from our annual meeting will be filed on Form 8-K with the Securities and Exchange Commission.

Financial Performance

Alpha reported net income of $270.8 million, or $17.01 per diluted share, for the first quarter 2023. In the fourth quarter of 2022, the company had net income of $220.7 million, or $13.37 per diluted share.

For the first quarter, total Adjusted EBITDA was $354.4 million, compared to $247.9 million in the fourth quarter 2022.

Coal Revenues

	(millions)
	Three months ended
	Mar. 31, 2023	Dec. 31, 2022
Met Segment	$887.0	$804.9
All Other	$19.7	$16.3

Met Segment (excl. freight & handling)(1)	$780.8	$699.0
All Other (excl. freight & handling)(1)	$19.5	$16.3

Tons Sold	(millions)
	Three months ended
	Mar. 31, 2023	Dec. 31, 2022
Met Segment	3.7	3.8
All Other	0.2	0.1

__________________________________
1. Represents Non-GAAP coal revenues which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Coal Sales Realization(1)

	(per ton)
	Three months ended
	Mar. 31, 2023	Dec. 31, 2022
Met Segment	$208.93	$186.29
All Other	$109.36	$126.10
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

First quarter net realized pricing for the Met segment was $208.93 per ton and net realization in the All Other category was $109.36.

The table below provides a breakdown of our Met segment coal sold in the first quarter by pricing mechanism.

	(in millions, except per ton data)
Met Segment Sales	Three months ended Mar. 31, 2023
	Tons Sold	Coal Revenues	Realization/ton(1)	% of Met Tons Sold
Export - Other Pricing Mechanisms	1.6	$329.2	$211.31	44%
Domestic	1.1	$206.4	$192.88	30%
Export - Australian Indexed	0.9	$216.0	$240.76	26%
Total Met Coal Revenues	3.5	$751.6	$213.21	100%
Thermal Coal Revenues	0.2	$29.2	$137.65
Total Met Segment Coal Revenues (excl. freight & handling)(1)	3.7	$780.8	$208.93
__________________________________
1. Represents Non-GAAP coal sales realization which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Cost of Coal Sales

	(in millions, except per ton data)
	Three months ended
	Mar. 31, 2023	Dec. 31, 2022
Cost of Coal Sales	$539.1	$549.1
Cost of Coal Sales (excl. freight & handling/idle)(1)	$426.5	$434.3

	(per ton)
Met Segment(1)	$110.56	$112.97
All Other(1)	$74.69	$80.76

__________________________________
1. Represents Non-GAAP cost of coal sales and Non-GAAP cost of coal sales per ton which is defined and reconciled under "Non-GAAP Financial Measures" and "Results of Operations."

Alpha's Met segment cost of coal sales improved to an average of $110.56 per ton in the first quarter, compared to $112.97 per ton in the fourth quarter of 2022. Cost of coal sales for the All Other category decreased to $74.69 per ton in the first quarter, down from a cost of $80.76 per ton in the fourth quarter 2022.

Liquidity and Capital Resources

Cash provided by operating activities in the first quarter decreased to $177.4 million as compared to $185.0 million in the fourth quarter 2022. The first quarter operating cash flows were negatively impacted by an increase of $133.8 million of working capital. The primary drivers were higher accounts receivable and inventory balances with a partially offsetting reduction in short-term deposits. Capital expenditures for the first quarter 2023 were $74.2 million compared to $61.0 million for the fourth quarter of 2022.

As of March 31, 2023, the company had total liquidity of $315.6 million, including cash and cash equivalents of $222.5 million and $93.1 million of unused availability under the ABL. The future available capacity under the ABL is subject to inventory and accounts receivable collateral requirements and the maintenance of certain financial ratios. As of March 31, 2023, the company had no borrowings and $61.9 million in letters of credit outstanding under the ABL. Total long-term debt, including the current portion of long-term debt as of March 31, 2023, was $11.9 million and consists primarily of equipment financing obligations.

Dividend Program
On May 3, 2023, Alpha's board of directors declared a quarterly cash dividend payment of $0.50 per share, increased from the prior quarter's dividend of $0.44 per share, which will become payable on July 5, 2023 for holders of record as of June 15, 2023.

Any decision to pay future cash dividends will be made by the board and depend on Alpha's future earnings and financial condition and other relevant factors.

Share Repurchase Program

As previously announced, Alpha's board of directors authorized a share repurchase program allowing for the expenditure of up to $1.2 billion for the repurchase of the company's common stock. As of May 4, 2023, the company has acquired approximately 4.8 million shares of common stock at a cost of approximately $715 million. The number of common stock shares outstanding as of May 4, 2023 was 14,452,474, not including the potentially dilutive effect of unexercised warrant shares or unvested equity awards.

The timing and amount of share repurchases will continue to be determined by the company's management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the company's debt agreements, and other factors.

2023 Guidance Adjustment and Performance Update

Alpha is reducing tax rate guidance for the full year 2023. The new tax rate guidance range for the year is 12% to 17%, down from the prior range of 15% to 20%.

As of April 27, 2023, Alpha has committed and priced approximately 51% of its metallurgical coal within the Met segment at an average price of $203.86 per ton and 75% of thermal coal in the Met segment at an average expected price of $108.77 per ton. In the All Other category the company is 100% committed and priced at an average price of $88.74 per ton.

	2023 Guidance
in millions of tons	Low	High
Metallurgical	15.0	16.0
Thermal	1.4	1.8
Met Segment	16.4	17.8
All Other	0.3	0.6
Total Shipments	16.7	18.4

Committed/Priced[1,2,3]	Committed	Average Price
Metallurgical - Domestic		$193.26
Metallurgical - Export		$220.89
Metallurgical Total	51%	$203.86
Thermal	75%	$108.77
Met Segment	53%	$191.28
All Other	100%	$88.74

Committed/Unpriced[1,3]	Committed
Metallurgical Total	43%
Thermal	—%
Met Segment	39%
All Other	—%

Costs per ton[4]	Low	High
Met Segment	$106.00	$112.00
All Other	$87.00	$93.00

In millions (except taxes)	Low	High
SG&A5	$59	$65
Idle Operations Expense	$21	$31
Cash Interest Expense	$2	$10
DD&A	$115	$135
Capital Expenditures	$250	$280
Tax Rate	12%	17%
Notes:
1.Based on committed and priced coal shipments as of April 27, 2023. Committed percentage based on the midpoint of shipment guidance range.
2.Actual average per-ton realizations on committed and priced tons recognized in future periods may vary based on actual freight expense in future periods relative to assumed freight expense embedded in projected average per-ton realizations.
3.Includes estimates of future coal shipments based upon contract terms and anticipated delivery schedules. Actual coal shipments may vary from these estimates.
4.Note: The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP cost of coal sales per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items include freight and handling costs, which are a component of GAAP cost of sales. Management is unable to predict without unreasonable efforts freight and handling costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. These amounts have historically varied and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results.
5.Excludes expenses related to non-cash stock compensation and non-recurring expenses.

Conference Call

The company plans to hold a conference call regarding its first quarter 2023 results on May 8, 2023, at 10:00 a.m. Eastern time. The conference call will be available live on the investor section of the company’s website at https://alphametresources.com/investors. Analysts who would like to participate in the conference call should dial 877-407-0832 (domestic toll-free) or 201-689-8433 (international) approximately 15 minutes prior to start time.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

FINANCIAL TABLES FOLLOW

Non-GAAP Financial Measures

The discussion below contains “non-GAAP financial measures.” These are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP” or “GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “non-GAAP coal revenues,” “non-GAAP cost of coal sales,” “non-GAAP coal margin,” and “Adjusted cost of produced coal sold.” We use Adjusted EBITDA to measure the operating performance of our segments and allocate resources to the segments. Adjusted EBITDA does not purport to be an alternative to net income (loss) as a measure of operating performance or any other measure of operating results or liquidity presented in accordance with GAAP. We use non-GAAP coal revenues to present coal revenues generated, excluding freight and handling fulfillment revenues. Non-GAAP coal sales realization per ton for our operations is calculated as non-GAAP coal revenues divided by tons sold. We use non-GAAP cost of coal sales to adjust cost of coal sales to remove freight and handling costs, depreciation, depletion and amortization - production (excluding the depreciation, depletion and amortization related to selling, general and administrative functions), accretion on asset retirement obligations, amortization of acquired intangibles, net, and idled and closed mine costs. Non-GAAP cost of coal sales per ton for our operations is calculated as non-GAAP cost of coal sales divided by tons sold. Non-GAAP coal margin per ton for our coal operations is calculated as non-GAAP coal sales realization per ton for our coal operations less non-GAAP cost of coal sales per ton for our coal operations. We also use Adjusted cost of produced coal sold to distinguish the cost of captive produced coal from the effects of purchased coal. The presentation of these measures should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.

Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The definition of these non-GAAP measures may be changed periodically by management to adjust for significant items important to an understanding of operating trends and to adjust for items that may not reflect the trend of future results by excluding transactions that are not indicative of our core operating performance. Furthermore, analogous measures are used by industry analysts to evaluate the Company’s operating performance. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

Included below are reconciliations of non-GAAP financial measures to GAAP financial measures.

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenues:
Coal revenues	$906,698	$1,069,738
Other revenues	4,537	2,226
Total revenues	911,235	1,071,964
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	539,137	555,342
Depreciation, depletion and amortization	29,423	28,035
Accretion on asset retirement obligations	6,377	5,954
Amortization of acquired intangibles, net	2,197	5,748
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	20,692	15,086
Total other operating loss (income):
Mark-to-market adjustment for acquisition-related obligations	—	9,361
Other income	(1,092)	(628)
Total costs and expenses	596,734	618,898
Income from operations	314,501	453,066
Other (expense) income:
Interest expense	(1,720)	(13,083)
Interest income	1,518	184
Equity loss in affiliates	(1,748)	(1,361)
Miscellaneous income, net	631	1,676
Total other expense, net	(1,319)	(12,584)
Income before income taxes	313,182	440,482
Income tax expense	(42,411)	(39,591)
Net income	$270,771	$400,891

Basic income per common share	$17.74	$21.58
Diluted income per common share	$17.01	$20.52

Weighted average shares – basic	15,266,895	18,574,026
Weighted average shares – diluted	15,916,378	19,540,642

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except share and per share data)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$222,507	$301,906
Short-term investments	—	46,052
Trade accounts receivable, net of allowance for doubtful accounts of $369 and $239 as of March 31, 2023 and December 31, 2022, respectively	546,252	407,210
Inventories, net	266,678	200,574
Short-term deposits	6,602	84,748
Short-term restricted cash	—	24,547
Prepaid expenses and other current assets	50,448	49,384
Total current assets	1,092,487	1,114,421
Property, plant, and equipment, net of accumulated depreciation and amortization of $503,403 and $491,186 as of March 31, 2023 and December 31, 2022, respectively	486,721	442,645
Owned and leased mineral rights, net of accumulated depletion and amortization of $83,313 and $77,333 as of March 31, 2023 and December 31, 2022, respectively	458,191	451,062
Other acquired intangibles, net of accumulated amortization of $43,236 and $53,719 as of March 31, 2023 and December 31, 2022, respectively	52,905	55,102
Long-term restricted investments	90,428	105,735
Long-term restricted cash	50,931	28,941
Deferred income taxes	10,497	11,378
Other non-current assets	106,957	103,195
Total assets	$2,349,117	$2,312,479
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,562	$3,078
Trade accounts payable	122,738	106,037
Acquisition-related obligations – current	381	28,254
Accrued expenses and other current liabilities	189,927	265,256
Total current liabilities	316,608	402,625
Long-term debt	8,379	7,897
Workers’ compensation and black lung obligations	185,204	188,247
Pension obligations	102,700	110,836
Asset retirement obligations	144,851	142,048
Deferred income taxes	24,286	10,874
Other non-current liabilities	18,514	20,197
Total liabilities	800,542	882,724
Commitments and Contingencies
Stockholders’ Equity
Preferred stock - par value $0.01, 5.0 million shares authorized, none issued	—	—

Common stock - par value $0.01, 50.0 million shares authorized, 21.8 million issued and 14.8 million outstanding at March 31, 2023 and 21.7 million issued and 15.5 million outstanding at December 31, 2022	218	217
Additional paid-in capital	813,299	815,442
Accumulated other comprehensive loss	(12,650)	(12,162)
Treasury stock, at cost: 7.0 million shares at March 31, 2023 and 6.2 million shares at December 31, 2022	(791,557)	(649,061)
Retained earnings	1,539,265	1,275,319
Total stockholders’ equity	1,548,575	1,429,755
Total liabilities and stockholders’ equity	$2,349,117	$2,312,479

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Operating activities:
Net income	$270,771	$400,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	29,423	28,035
Amortization of acquired intangibles, net	2,197	5,748
Amortization of debt issuance costs and accretion of debt discount	534	3,679
Mark-to-market adjustment for acquisition-related obligations	—	9,361
Gain on disposal of assets	(2,363)	(636)
Accretion on asset retirement obligations	6,377	5,954
Employee benefit plans, net	3,261	(174)
Deferred income taxes	14,432	4,676
Stock-based compensation	3,034	1,182
Equity loss in affiliates	1,748	1,361
Other, net	126	135
Changes in operating assets and liabilities	(152,153)	(124,087)
Net cash provided by operating activities	177,387	336,125
Investing activities:
Capital expenditures	(74,248)	(28,146)
Proceeds on disposal of assets	3,478	917
Cash paid for business acquired	(11,919)	—
Purchases of investment securities	(141,750)	(50)
Sales and maturities of investment securities	204,660	28,438
Capital contributions to equity affiliates	(8,124)	(3,468)
Other, net	12	(1,243)
Net cash used in investing activities	(27,891)	(3,552)
Financing activities:
Principal repayments of long-term debt	(438)	(200,461)
Dividend and dividend equivalents paid	(85,979)	—
Common stock repurchases and related expenses	(144,919)	(21,844)
Proceeds from exercise of warrants	222	2,257
Other, net	(338)	348
Net cash used in financing activities	(231,452)	(219,700)
Net (decrease) increase in cash and cash equivalents and restricted cash	(81,956)	112,873
Cash and cash equivalents and restricted cash at beginning of period	355,394	182,614
Cash and cash equivalents and restricted cash at end of period	$273,438	$295,487

Supplemental disclosure of noncash investing and financing activities:
Financing leases and capital financing - equipment	$1,753	$736

Accrued capital expenditures	$13,703	$9,529
Accrued common stock repurchases	$5,995	$1,996
Dividends declared	$6,825	$—

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Condensed Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows.

	As of March 31,
	2023	2022
Cash and cash equivalents	$222,507	$159,455
Short-term restricted cash	—	17,556
Long-term restricted cash	50,931	118,476
Total cash and cash equivalents and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$273,438	$295,487

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(Amounts in thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income	$270,771	$220,680	$400,891
Interest expense	1,720	1,747	13,083
Interest income	(1,518)	(1,775)	(184)
Income tax expense (benefit)	42,411	(7,748)	39,591
Depreciation, depletion and amortization	29,423	23,930	28,035
Non-cash stock compensation expense	3,034	3,381	1,182
Mark-to-market adjustment - acquisition-related obligations	—	(1,735)	9,361
Accretion on asset retirement obligations	6,377	5,943	5,954
Amortization of acquired intangibles, net	2,197	3,460	5,748
Adjusted EBITDA	$354,415	$247,883	$503,661

ALPHA METALLURGICAL RESOURCES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS

	Three Months Ended March 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$887,007	$19,691	$906,698
Less: Freight and handling fulfillment revenues	(106,252)	(225)	(106,477)
Non-GAAP Coal revenues	$780,755	$19,466	$800,221
Tons sold	3,737	178	3,915
Non-GAAP Coal sales realization per ton	$208.93	$109.36	$204.40

Cost of coal sales (exclusive of items shown separately below)	$522,998	$16,139	$539,137
Depreciation, depletion and amortization - production (1)	28,879	258	29,137
Accretion on asset retirement obligations	3,722	2,655	6,377
Amortization of acquired intangibles, net	2,197	—	2,197
Total Cost of coal sales	$557,796	$19,052	$576,848
Less: Freight and handling costs	(106,252)	(225)	(106,477)
Less: Depreciation, depletion and amortization - production (1)	(28,879)	(258)	(29,137)
Less: Accretion on asset retirement obligations	(3,722)	(2,655)	(6,377)
Less: Amortization of acquired intangibles, net	(2,197)	—	(2,197)
Less: Idled and closed mine costs	(3,578)	(2,620)	(6,198)
Non-GAAP Cost of coal sales	$413,168	$13,294	$426,462
Tons sold	3,737	178	3,915
Non-GAAP Cost of coal sales per ton	$110.56	$74.69	$108.93
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2023
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$887,007	$19,691	$906,698
Less: Total Cost of coal sales (per table above)	(557,796)	(19,052)	(576,848)
GAAP Coal margin	$329,211	$639	$329,850
Tons sold	3,737	178	3,915
GAAP Coal margin per ton	$88.09	$3.59	$84.25

GAAP Coal margin	$329,211	$639	$329,850
Add: Depreciation, depletion and amortization - production (1)	28,879	258	29,137
Add: Accretion on asset retirement obligations	3,722	2,655	6,377
Add: Amortization of acquired intangibles, net	2,197	—	2,197
Add: Idled and closed mine costs	3,578	2,620	6,198
Non-GAAP Coal margin	$367,587	$6,172	$373,759
Tons sold	3,737	178	3,915
Non-GAAP Coal margin per ton	$98.36	$34.67	$95.47
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Freight and handling fulfillment revenues	(105,911)	1	(105,910)
Non-GAAP Coal revenues	$698,965	$16,267	$715,232
Tons sold	3,752	129	3,881
Non-GAAP Coal sales realization per ton	$186.29	$126.10	$184.29

Cost of coal sales (exclusive of items shown separately below)	$541,547	$7,596	$549,143
Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Accretion on asset retirement obligations	3,412	2,531	5,943
Amortization of acquired intangibles, net	2,517	943	3,460
Total Cost of coal sales	$567,051	$15,153	$582,204
Less: Freight and handling costs	(105,911)	1	(105,910)
Less: Depreciation, depletion and amortization - production (1)	(19,575)	(4,083)	(23,658)
Less: Accretion on asset retirement obligations	(3,412)	(2,531)	(5,943)
Less: Amortization of acquired intangibles, net	(2,517)	(943)	(3,460)
Less: Idled and closed mine costs	(11,754)	2,821	(8,933)
Non-GAAP Cost of coal sales	$423,882	$10,418	$434,300
Tons sold	3,752	129	3,881
Non-GAAP Cost of coal sales per ton	$112.97	$80.76	$111.90
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended December 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$804,876	$16,266	$821,142
Less: Total Cost of coal sales (per table above)	(567,051)	(15,153)	(582,204)
GAAP Coal margin	$237,825	$1,113	$238,938
Tons sold	3,752	129	3,881
GAAP Coal margin per ton	$63.39	$8.63	$61.57

GAAP Coal margin	$237,825	$1,113	$238,938
Add: Depreciation, depletion and amortization - production (1)	19,575	4,083	23,658
Add: Accretion on asset retirement obligations	3,412	2,531	5,943
Add: Amortization of acquired intangibles, net	2,517	943	3,460
Add: Idled and closed mine costs	11,754	(2,821)	8,933
Non-GAAP Coal margin	$275,083	$5,849	$280,932
Tons sold	3,752	129	3,881
Non-GAAP Coal margin per ton	$73.32	$45.34	$72.39
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,054,340	$15,398	$1,069,738
Less: Freight and handling fulfillment revenues	(144,025)	(18)	(144,043)
Non-GAAP Coal revenues	$910,315	$15,380	$925,695
Tons sold	3,780	268	4,048
Non-GAAP Coal sales realization per ton	$240.82	$57.39	$228.68

Cost of coal sales (exclusive of items shown separately below)	$539,282	$16,060	$555,342
Depreciation, depletion and amortization - production (1)	27,060	797	27,857
Accretion on asset retirement obligations	3,398	2,556	5,954
Amortization of acquired intangibles, net	4,796	952	5,748
Total Cost of coal sales	$574,536	$20,365	$594,901
Less: Freight and handling costs	(144,025)	(18)	(144,043)
Less: Depreciation, depletion and amortization - production (1)	(27,060)	(797)	(27,857)
Less: Accretion on asset retirement obligations	(3,398)	(2,556)	(5,954)
Less: Amortization of acquired intangibles, net	(4,796)	(952)	(5,748)
Less: Idled and closed mine costs	(3,604)	(2,671)	(6,275)
Non-GAAP Cost of coal sales	$391,653	$13,371	$405,024
Tons sold	3,780	268	4,048
Non-GAAP Cost of coal sales per ton	$103.61	$49.89	$100.06
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2022
(In thousands, except for per ton data)	Met	All Other	Consolidated
Coal revenues	$1,054,340	$15,398	$1,069,738
Less: Total Cost of coal sales (per table above)	(574,536)	(20,365)	(594,901)
GAAP Coal margin	$479,804	$(4,967)	$474,837
Tons sold	3,780	268	4,048
GAAP Coal margin per ton	$126.93	$(18.53)	$117.30

GAAP Coal margin	$479,804	$(4,967)	$474,837
Add: Depreciation, depletion and amortization - production (1)	27,060	797	27,857
Add: Accretion on asset retirement obligations	3,398	2,556	5,954
Add: Amortization of acquired intangibles, net	4,796	952	5,748
Add: Idled and closed mine costs	3,604	2,671	6,275
Non-GAAP Coal margin	$518,662	$2,009	$520,671
Tons sold	3,780	268	4,048
Non-GAAP Coal margin per ton	$137.21	$7.50	$128.62
(1) Depreciation, depletion and amortization - production excludes the depreciation, depletion and amortization related to selling, general and administrative functions.

	Three Months Ended March 31, 2023
(In thousands, except for per ton data)	Tons Sold	Coal Revenues	Non-GAAP Coal sales realization per ton	% of Met Tons Sold
Export - other pricing mechanisms	1,558	$329,225	$211.31	44%
Domestic	1,070	206,385	$192.88	30%
Export - Australian indexed	897	215,964	$240.76	26%
Total Met segment - met coal	3,525	751,574	$213.21	100%
Met segment - thermal coal	212	29,181	$137.65
Total Met segment Coal revenues	3,737	780,755	$208.93
All Other Coal revenues	178	19,466	$109.36
Non-GAAP Coal revenues	3,915	800,221	$204.40
Add: Freight and handling fulfillment revenues	—	106,477
Coal revenues	3,915	$906,698